Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
TRUSTEE PURSUANT TO SECTION 305(b)(2) [ ]

LAW DEBENTURE TRUST COMPANY OF NEW YORK

(Exact name of trustee as specified in its charter)

New York	01-0622605
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification Number)

400 Madison Avenue, 4th Floor, New York, New York	10017
(Address of principal executive offices)	(Zip Code)

Law Debenture Trust Company of New York, 400 Madison Avenue, 4th Floor
New York, NY 10017, Robert L. Bice II, Vice President, (212) 750-6474

(Name, address and telephone number of agent for services)

VWR Funding, Inc.

(Exact name of obligor as specified in their charter)

Delaware	56-2445503
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1310 Goshen Parkway
P.O. Box 2656
West Chester, PA	19380
(Addresses of principal executive offices)	(Zip code)

10.25%/11.25% Senior PIK Toggle Notes due 2015, Series B and the Guarantees
thereto

(Title of the indenture securities)

Item 1. General information.

Furnish the following information as to the trustee-

a.   Name and address of each examining or supervising authority to which it is subject.

Name	Address
Superintendent of Banks of the State of New York	2 Rector Street, New York, NY 10006, and Albany, NY 12203

b.   Whether it is authorized to exercise corporate trust powers.

Yes

Item 2. Affiliations with the obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Items 3-14.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee.

Not applicable.

Item 16. List of exhibits.

List below all exhibits filed as a part of this statement of eligibility.

1.

A copy of the articles of association of the trustee as now in effect. (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-133414, which is incorporated herein by reference).

2.

A copy of the certificate of authority of the trustee to commence business, if not contained in the articles of association. (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 333-133414, which is incorporated herein by reference).

3.

A copy of the existing bylaws of the trustee, or instruments corresponding thereto. (see Exhibit 3 to Form T-1 filed in connection with Registration Statement No. 333-133414, which is incorporated herein by reference).

4.	The consents of the Trustee required by Section 321(b) of the Act. (see Exhibit 4 to Form T-1 filed in connection with Registration Statement 333-133414, which is incorporated herein by reference).
5.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, Law Debenture Trust Company of New York, a trust company organized and existing under the laws of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 3rd day of December, 2007.

Law Debenture Trust Company of New York
(Trustee)

By:	/s/ Robert L. Bice II
Robert L. Bice II
Vice President

Exhibit 5

Consolidated Report of Condition (attached as Exhibit A hereto) of

LAW DEBENTURE TRUST COMPANY OF NEW YORK

of 400 Madison Avenue, New York, NY 10017

a limited purpose trust company (“LDTC-NY”) and U.S. subsidiary of Law Debenture Corporation plc, London, England (“Law Debenture”), at the close of business June 30, 2007, published with the Federal Financial Institutions Examination Council/Board of Governors of the Federal Reserve System, and in accordance with Chapter 2 of the Consolidated Laws of the State of New York Banking Department license granted on May 8, 2002.

Prior to this Consolidated Report of Condition dated June 30, 2007, a Guarantee and Keep Well Agreement (attached as Exhibit B hereto) was executed by subsidiaries of Law Debenture, to effect capitalization of LDTC-NY in the total aggregate amount of $50,000,000, on July 12, 2002 and remains in full effect.

I, Nancy Jo Kuenstner, President and Director of Law Debenture Trust Company of New York do hereby declare that this Report of Condition has been prepared in conformance with instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

IN WITNESS WHEREOF, I have executed this certificate the 19th day of July, 2007.

/s/ Nancy Jo Kuenstner
Nancy Jo Kuenstner
President and Director
Law Debenture Trust Company of New York

I, Romano L Peluso, Senior Vice President of Law Debenture Trust Company of New York, do hereby attest that signature set forth above is the true and genuine signature of Nancy Jo Kuenstner, President of Law Debenture Trust Company of New York.

Attested by:	/s/ Romano L Peluso
Its:	Senior Vice President

Exhibit A

FFIEC 041
Page RC-1
Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for June 30, 2007	12

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet

Dollar Amounts in Thousands			RCON	BI	MI	Thou
ASSETS
1.		Cash and balances due from depository institutions (from Schedule RC-A):
		a. Non interest-bearing balances and currency and coin(1)	0081			184	1.a.
		b. Interest-bearing balances(2)	0071		4	320	1.b.
2.		Securities:
		a. Held-to-maturity securities (from Schedule RC-B, column A)	1754				2.a.
		b. Available-for-sale securities (from Schedule RC-B, column D)	1773				2.b.
3.		Federal funds sold and securities purchased under agreements to resell:
		a. Federal funds sold	B987				3.a.
		b. Securities purchased under agreements to resell(3)	B989				3.b.
4.		Loans and lease financing receivables (from Schedule RC-C):
		a. Loans and leases held for sale	5369				4.a.
	b. Loans and leases, net of unearned income	B528					4.b.
	c. LESS: Allowance for loan and lease losses	3123					4.c.
		d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)	B529				4.d.
5.		Trading assets (from Schedule RC-D)	3545				5.
6.		Premises and fixed assets (including capitalized leases)	2145			17	6.
7.		Other real estate owned (from Schedule RC-M)	2150				7.
8.		Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)	2130				8.
9.		Not applicable
10.		Intangible assets:
		a. Goodwill	3163				10.a.
		b. Other intangible assets (from Schedule RC-M)	0426				10.b.
11.		Other assets (from Schedule RC-F)	2160		1	434	11.
12.		Total assets (sum of items 1 through 11)	2170		5	955	12.

(1) Includes cash items in process of collection and unposted debits.

(2) Includes time certificates of deposit not held for trading.

(3) Includes all securities resale agreements, regardless of maturity.

FFIEC 041
Page RC-2
13

Dollar Amounts in Thousands			RCON	BI	MI	Thou
LIABILITIES
13.	Deposits:
	a. In domestic offices (sum of totals of columns A and C from Schedule RC-E		2200				13.a.
	(1) Noninterest-bearing(1)	5831					13.a.(1)
	(2) Interest-bearing	5836					13.a.(2)
	b. Not applicable
14.	Federal funds purchased and securities sold under agreements to repurchase:
	a. Federal funds purchased(2)		B993				14.a.
	b. securities sold under agreements to repurchase(3)		B995				14.b.
15.	Trading liabilities (from Schedule RC-D)		3548				15.
16.	Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)		3190				16.
17.	and 18. Not applicable
19.	Subordinated notes and debentures(4)		3200				19.
20.	Other liabilities (from Schedule RC-G)		2930		2	010	20.
21.	Total liabilities (sum of items 13 through 20)		2948		2	010	21.
22.	Minority interest in consolidated subsidiaries		3000				22.
EQUITY CAPITAL
23.	Perpetual preferred stock and related surplus		3838				23.
24.	Common stock		3230			1	24.
25.	Surplus (exclude all surplus related to preferred stock)		3839		3	377	25.
26.	a. Retained earnings		3632			567	26.a.
	b. Accumulated other comprehensive income(5)		B530				26.b.
27.	Other equity capital components(6)		A130				27.
28.	Total equity capital (sum of items 23 through 27)		3210		3	945	28.
29.	Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28)		3300		5	955	29.

Memorandum

To be reported with the March Report of Condition.

  1. Indicate in the box at the right the number of the statement below that best describes the most

comprehensive level of auditing work performed for the bank by independent external	RCON	Number
auditors as of any date during 2006	6724	1	M.1.

1 =	Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 =

Independent audit of the bank’s parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 =	Attestation on bank management’s assertion on the effectiveness of the bank’s internal control over financial reporting by a certified public accounting firm
4 =	Directors’ examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
5 =	Directors’ examination of the bank performed by other external auditors (may be required by state chartering authority)
6 =	Review of the bank’s financial statements by external auditors
7 =	Compilation of the bank’s financial statements by external auditors
8 =	Other audit procedures (excluding tax preparation work)
9 =	No external audit work

(1)	Includes total demand deposits and noninterest-bearing time and savings deposits.
(2)	Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, “Other borrowed money.”
(3)	Includes all securities repurchase agreements, regardless of maturity.
(4)	Includes limited-life preferred stock and related surplus.
(5)	Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and minimum pension liability adjustments.
(6)	Includes treasury stock and unearned Employee Stock Ownership Plan shares.

EXHIBIT B

GUARANTEE AND KEEP WELL AGREEMENT

This Guarantee and Keep Well Agreement (the “Agreement”) dated as of July 12, 2002 is entered into by and among Law Debenture Guarantee Limited (the “Guarantor”), LDC Trust Management Limited (the “Parent”), and Law Debenture Trust Company of New York (the “Trust Company”).

WHEREAS, the Guarantor and the Trust Company are wholly-owned subsidiaries of the Parent;

WHEREAS, in order to enable the Trust Company to conduct its corporate trust business and most qualification requirements of documents pertaining to its acceptance of trust appointments, the Trust Company requires combined capital and surplus of U.S. $50,000,000; and

WHEREAS, the Parent and the Guarantor have determined that the execution and delivery by them of this Agreement is necessary in order for the Trust Company to conduct, promote and attain corporate trust business in the United States.

Now, THEREFORE, in consideration of the Premises herein and intending to be legally bound by this Agreement, each of the Guarantor, the Trust Company and the Parent hereby agree as follows:

1.        Stock Ownership.

During the term of this Agreement, the Parent will own, indirectly or directly, all of the capital stock of the Trust Company and the Guarantor; provided, however, that, upon sixty (60) days’ prior written notice to and the consent of the Trust Company (which consent shall not be unreasonably withheld), the Guarantor may sell, transfer or otherwise assign any such capital stock (or any interest therein) that it now owns or may hereafter acquire.

2.        Covenants of the Parent.

It is understood and agreed by all parties hereto that the obligations under Section 3(a) are solely those of the Guarantor and no recourse can be had in connection therewith against the Parent.

(a)        The Parent agrees that during the term of this Agreement, it shall not, without the prior written consent of the Trust Company and the Guarantor, unless it has already contributed the Maximum Aggregate Capitalization Amount (as defined below), cause the Guarantor to consolidate with or merge into-any other corporation, or liquidate, wind up or dissolve the Guarantor (or otherwise cause the Guarantor to suffer any liquidation, winding up or dissolution), or sell, transfer, lease or otherwise dispose of all or substantially all of its assets, whether now owned or hereafter acquired, to any person, except (i) the merger or consolidation of the Guarantor and any person, provided, that the surviving corporation is the Guarantor, and (ii) sales, transfers, leases and other dispositions of assets in the ordinary course of the Guarantor’s business, provided, that such sale, transfer; lease or other disposition of assets does not materially adversely affect the Guarantor’s ability to perform its obligations hereunder.

(b)        If, during the term of this Agreement, the Guarantor is unable or refuses to perform its obligations under section 3(a) of this Agreement, the Parent may, at its option or at the request of the Trust Company, cause such obligations to be performed. During the term of this Agreement, the Parent agrees to monitor the financial condition and management of the Guarantor and the Trust Company.

3.           The Guarantee

(a)           The Guarantor hereby guarantees a combined capital and surplus to the Trust Company in the amount of U.S. $50 million provided, however, that the maximum amount of capitalization shall not at any time exceed U.S. $50,000,000 in the aggregate (the “Maximum Aggregate Capitalization Amount”). Under no circumstances shall the Guarantor be required to pay or contribute any amounts in excess of the Maximum Aggregate Capitalization Amount hereunder.

(b)           If, during the term of this Agreement, the Trust Company is unable to make timely payment of any debt, liability or other obligation as the same shall become due (the “Guaranteed Obligations”), the Trust Company shall request from the Guarantor, and the Guarantor promptly shall provide the Trust Company, pursuant to its obligations under (a) above, such funds (in the form of cash or liquid assets in an amount sufficient to permit the Trust Company to make timely payment in respect of such debt, liability or other obligation) as equity, provided, however, that such Guaranteed Obligations shall not in the aggregate exceed the Maximum Aggregate Capitalization Amount. Any request for payment pursuant to this section shall specifically identify the debt, liability or other obligation in respect of which the Trust Company is unable to make timely payment and with respect to which the Trust Company seeks funds not to exceed the Maximum Aggregate Capitalization Amount. Each of the Trust Company and the Guarantor hereby acknowledges that any funds provided by the Guarantor pursuant thereto shall be used solely to make payment with respect to such identified Guaranteed Obligation and not for any other purposes. Notwithstanding any termination of this Agreement as provided hereunder or otherwise, this Agreement shall continue in effect or be reinstated with respect to the payment of a debt, liability or an obligation which is rescinded or must otherwise be returned upon the insolvency, bankruptcy, reorganization, dissolution or liquidation of the

Trust Company, all as though such payment had not been made, provided, however, that such Guaranteed Obligations shall not in the aggregate exceed the Maximum Aggregate Capitalization Amount.

(c)           Any payments made hereunder by the Guarantor to the Trust Company within 30 days after the end of a quarterly period shall be deemed to have been made as of the end of such period.

(d)           This Agreement may be amended from time to time by mutual written consent of duly authorized officers of each of the Guarantor, the Pursuit and the Trust Company.

(e)           This Agreement may be terminated only upon written notification to the Trust Company by the Guarantor and the Parent, and in no event shall termination occur earlier than ninety days following such written notification. Unless so terminated, this Agreement shall remain in effect for the duration of the Trust Company’s conducting of trust business in the United States.

(f)            The Guarantor hereby waives any failure or delay on the part of the Trust Company in asserting or enforcing any of its rights or in making any claims or demands hereunder. The Trust Company may at any time, without the Guarantor’s consent, without notice to the Guarantor and without affecting or impairing the Trust Company’s rights, or impairing the Guarantor’s obligations hereunder, do any of the following with respect to any obligation: (a) grant renewals and extensions of time, for payment or otherwise, (b) accept new or additional documents, instruments or agreements relating to or in substitution of said obligation, or (c) otherwise handle the enforcement of its respective rights and remedies in accordance with its business judgment.

(g)           Nothing in this Agreement, express or implied, shall give to any person, other than the parties hereto and their successors and assigns hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement.

(h)           The covenants herein set forth shall be mutually binding upon, and issue to the mutual benefit of the Guarantor and its successors and assignees, the Trust Company and its respective successors and assignees, and to the Parent and its respective successors and assignees.

(i)            The obligations of the Guarantor under this Agreement are absolute and unconditional and shall remain in full force and affect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation:

(i)            any lack of validity or enforceability of this Agreement or any other document or instrument relating hereto;

(ii)           any extension or renewal for one or more periods (whether or not longer than the original period) or change in the time, manner, or place or payment of, or in any other term of, all or any of the Guaranteed Obligations;

(iii)          any change in the ownership of capital stock of the Trust Company or any change in the identity or structure of the Trust Company, whether by consolidation, merger or otherwise;

(iv)          any release or amendment or waiver of or consent to departure from the terms of this Agreement; or

(v)           any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Guarantor in respect of the Guaranteed Obligations in respect of this Agreement.

4.             Representations and Warranties

(a)           The Guarantor hereby represents that:

(i)            the Guarantor is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation; and

(ii)           the Guarantor has the requisite power and authority to execute, deliver, and perform its obligations under this Agreement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement.

(b)                                 The Parent hereby represents that the Parent owns directly or indirectly 100% of the issued and outstanding voting common stock of the Trust Company and the Guarantor.

5.             Governing Law and Submission to Jurisdiction

(a)           Governing Law - This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law.

(b)           The Parent and the Guarantor hereby irrevocably consent to and hereby submit themselves to the jurisdiction of the United States

District Court of the Southern District of New York (the “New York Count”) solely in connection with any proceeding relating hereto.

(c)           The Parent and the Guarantor hereby severally represent and warrant each in respect of itself alone that it has no right to immunity from the service of process or jurisdiction or any judicial proceedings of any competent court located pursuant to section (b) above or from execution of any judgment in the United States or from the execution or enforcement therein of any arbitration decision in respect of any suit, action, proceeding or any other matter solely arising out of or relating to its obligations under this Agreement or the transactions contemplated hereby, and to the extent that the Parent or the Guarantor is or becomes entitled to any such immunity with respect to the service of process or jurisdiction or any judicial proceedings of any competent court located pursuant to section (b) above , and to the extent permitted by law, it does hereby and will irrevocably and unconditionally agree not to plead or claim any such immunity solely with respect to its obligations hereunder or any other matter under or arising out of or in connection with this Agreement or the transactions contemplated hereby.

IN WITNESS WHEREOF, each of the Guarantor; the Trust Company and the Parent have caused this Agreement to be executed by their respective duly authorized officers as of this 12 day of July 2002.

LAW DEBENTURE GUARANTEE LIMITED

By:	/s/ Caroline J Banszky
Name: CAROLINE J BANSZKY
Title: DIRECTOR

LDC TRUST MANAGEMENT LIMITED

By:	/s/ Julian Mason-Jess
Name: JULIAN MASON-JESS
Title: DIRECTOR

LAW DEBENTURE TRUST COMPANY OF NEW YORK

By:	/s/ N.J. Kvenstner
Name: N.J. KVENSTNER
Title: President